Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Cogo Group, Inc. and its subsidiaries (the “Company”) on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jeffrey Kang, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 5, 2010	By:	/s/ Jeffrey Kang
Name: Jeffrey Kang
Title: Chief Executive Officer

33